UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 22, 2006
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification Number
601 McCarthy Boulevard, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 801-1000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
SIGNATURES

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On September 22, 2006, SanDisk Corporation (“SanDisk”) entered into a Guarantee Agreement (the “Guarantee Agreement”) with SMBC Leasing Company, Limited (“SMBC”) and Toshiba Finance Corporation. Under this Guarantee Agreement, SanDisk will guarantee the payment obligations of Flash Partners Yugen Kaisha (“Flash Partners”), SanDisk’s 49.9%-owned flash memory manufacturing company formed with Toshiba Corporation (“Toshiba”), to the Lessors (as defined below) concerning the SD Tranches (as described below) under a Master Lease Agreement for the lease of ¥98 billion of semiconductor manufacturing equipment to be installed in Fab 3 at Toshiba’s Yokkaichi operations (the “Master Lease Agreement”) dated as of September 22, 2006 among Flash Partners (the “Lessee”), SMBC, Toshiba Finance Corporation, Sumisho Lease Co., Ltd., Fuyo General Lease Co., Ltd., Tokyo Leasing Co., Ltd., STB Leasing Co., Ltd. and IBJ Leasing Co., Ltd. (collectively, the “Lessors”). Toshiba has entered into a similar guarantee agreement with Toshiba Finance Corporation, Sumisho Lease Co., Ltd., Fuyo General Lease Co., Ltd., Tokyo Leasing Co., Ltd., STB Leasing Co., Ltd. and IBJ Leasing Co., Ltd., as to which SanDisk has no additional guarantee obligations. The SD Tranches are approximately ¥49 billion (approximately $421 million based upon the exchange rate at September 22, 2006), and the Toshiba Tranches represent the remaining balance of such obligations of Flash Partners.
Under the Master Lease Agreement, Flash Partners will lease flash memory manufacturing equipment from the Lessors for a period of approximately four or five years, as specified in each drawdown under the Master Lease Agreement, and is obligated to make semi-annual lease payments. The Master Lease Agreement also provides Flash Partners with an option to purchase the leased equipment at fair market value at the time of purchase.
Additionally, the Lessors may terminate the Master Lease Agreement and accelerate all of Flash Partners’ obligations under the Master Lease Agreement upon the occurrence of any of the following: (1) Flash Partners’ failure to make payments under the Master Lease Agreement or related agreements, and the applicable payments are not made within two banking business days, or in respect of amounts other than lease payments, purchase option exercise costs, Return Adjustment Fees and stipulated damages, two banking business days after receipt of written notice from the Lessors; (2) Flash Partners’ failure to obtain and maintain required insurance over the leased equipment; (3) Flash Partners’ failure to remove obligations in accordance with the Master Lease Agreement and failure to cure such action within five banking business days after receipt of written notice from the Lessors; (4) Flash Partners’ breach of any provision of any related agreement, which breach is not cured within 10 banking business days after receipt of written notice from the Lessors; (5) if Flash Partners, SanDisk or Toshiba is subject to compulsory execution, petition for auction or disposition for failure to pay taxes and public dues, or a petition for the commencement of bankruptcy proceedings (including a petition for a similar procedure or disposition under foreign law) unless the relevant petition or disposition is cancelled or dissolved within 30 calendar days; (6) if Flash Partners, SanDisk or Toshiba discontinues all or a material part of its business, or adopts a resolution of dissolution without the approval of the Lessors; (7) if Flash Partners, SanDisk or Toshiba assigns all or a material part of its business without the consent of the Lessors; (8) if Flash Partners, SanDisk or Toshiba suspends payment, or any clearing bank undertakes procedures for suspension of transactions by Flash Partners, SanDisk or Toshiba with banks and similar institutions; (9) if there is a change in the ownership interest ratio in Flash Partners directly or indirectly invested by each of Toshiba and SanDisk without the agreement of the Lessors; (10) if the Flash Partners Master Agreement dated September 10, 2004 among Toshiba, SanDisk and SanDisk (Cayman) Limited is cancelled, dissolved or terminated; (11) (i) if Flash Partners, SanDisk or Toshiba suffers acceleration with respect to debt greater than $20 million arising from a default of monetary obligations, or (ii) if Flash Partners, SanDisk or Toshiba suffers acceleration with respect to monetary obligations greater than $100 million, other than obligations in which the third-party creditor has explicitly or implicitly agreed or consented to the delinquency, including situations where there is implied consent pursuant to commercial practices, or cases in which Flash Partners, SanDisk or Toshiba are disputing the obligation and the dispute has not yet been settled; (12) if the total amount of equity on SanDisk’s consolidated balance sheet as of any fiscal year end or the mid point of a fiscal year is less than $1.514 billion; or (13) if the long-term debt rating of SanDisk by Standard & Poor’s Rating Services or Moody’s Investors Service is decreased to below BB- or Ba3 respectively.
Upon the occurrence of any of these events, subject to any deemed cure events, the Lessors may, at their option, terminate the Master Lease Agreement effective immediately upon written notice to Flash Partners.
Upon any such default or termination, SanDisk will be jointly and severally liable with Flash Partners to the Lessors to the extent of the guarantee, without any obligation on the part of the Lessors to first exhaust any remedies they may have against Flash Partners, and the Lessors may demand in writing that SanDisk perform its obligations under the Guarantee Agreement within 20 business days of SanDisk’s receipt of such written demand.
The foregoing summaries of the material terms of the Guarantee Agreement and the terms of the Master Lease Agreement that are material with respect to SanDisk’s obligations under the Guarantee Agreement are qualified in their entirety by reference to the full text of the Guarantee Agreement and the Master Lease Agreement (as translated from its original text in Japanese), each of which will be filed as exhibits to SanDisk’s Quarterly Report on Form 10-Q for the fiscal quarter ending October 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 27, 2006

SANDISK CORPORATION (Registrant)

By:	/s/ Judy Bruner

Name:	Judy Bruner
Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)